                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box

[ ]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to ((S)) 240.14a-11(c) or ((S)) 240.14a-12


                       ALEXANDER HAAGEN PROPERTIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     1)  Title of each class of securities to which the transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                       ALEXANDER HAAGEN PROPERTIES, INC.
                            3500 Sepulveda Boulevard
                       MANHATTAN BEACH, CALIFORNIA 90266



                                 May 26, 1998


Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Alexander Haagen Properties, Inc. (the "Company") to be held on June 25, 1998, at 4:00 p.m. local time, at The Marriott Manhattan Beach, Palm Room, 1400 Parkview Avenue, Manhattan Beach, California.

   The Annual Meeting has been called to elect six Directors to the Company's Board of Directors; to approve an amendment to the Articles of Amendment and Restatement of the Company (the "Restated Articles of Incorporation") to change the name of the Company to "CenterTrust Retail Properties, Inc."; to approve an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000 and the number of authorized shares of excess stock to 50,000,000; to approve an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of preferred stock to 10,000,000; to amend the Amended and Restated 1993 Stock Option and Incentive Plan, as amended (the "Restated Plan"), to (a) increase the maximum number of shares which may be subject to options granted under the Restated Plan to any individual to 500,000 shares in any calendar year, (b) increase the number of shares subject to options granted under the Restated Plan to Independent Directors upon their initial election to the Company's Board of Directors to 5,000 shares, and (c) increase the number of shares subject to options granted under the Restated Plan to Independent Directors on January 1 of each year to 2,500 shares; and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  I hope that you will be able to attend the meeting in person. WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your shares will be voted at the meeting in accordance with your proxy, if given.

  I look forward to seeing you at the Annual Meeting.

                                                     Sincerely,

                                                     /s/ Edward D. Fox

                                                     Edward D. Fox
                                                     President and
                                                     Chief Executive Officer

                       ALEXANDER HAAGEN PROPERTIES, INC.
                            3500 Sepulveda Boulevard
                       MANHATTAN BEACH, CALIFORNIA 90266
                            ________________________

                  Notice of Annual Meeting of Stockholders
                          To Be Held on June 25, 1998

     The Annual Meeting of Stockholders of Alexander Haagen Properties, Inc. (the "Company") will be held at The Marriott Manhattan Beach, Palm Room, 1400 Parkview Avenue, Manhattan Beach, California, on Thursday, June 25, 1998, at 4:00 p.m., for the following purposes:

     (1) electing a total of six directors; one to serve until the 1999 annual meeting of stockholders, two to serve until the 2000 annual meeting of stockholders, and three to serve until the 2001 annual meeting of stockholders and until each of their respective successors is elected and has qualified;

     (2) approving an amendment to the Articles of Amendment and Restatement of the Company (the "Restated Articles of Incorporation") to change the name of the Company to "CenterTrust Retail Properties, Inc.";

     (3) approving an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000 and the number of authorized shares of excess stock to 50,000,000;

     (4) approving an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of preferred stock to 10,000,000;

     (5) approving an amendment to the Amended and Restated 1993 Stock Option and Incentive Plan, as amended (the "Restated Plan"), to (a) increase the maximum number of shares which may be subject to options granted under the Restated Plan to any individual to 500,000 shares in any calendar year, (b) increase the number of shares subject to options granted under the Restated Plan to Independent Directors upon their initial election to the Company's Board of Directors to 5,000 shares, and (c) increase the number of shares subject to options granted under the Restated Plan to Independent Directors on January 1 of each year to 2,500 shares; and

     (6) transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     In order to ensure your representation at the Annual Meeting, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. If you attend the Annual Meeting and vote your shares in person or file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used. If you prefer, you may vote your shares over the telephone (toll-free from the United States or Canada) by following the enclosed telephone voting instructions. The voting procedures are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. Voting by telephone does not limit a stockholder's right to attend the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting.

                                      By Order of the Board of Directors,

                                      /s/ Steven M. Jaffe

                                      STEVEN M. JAFFE
                                      Secretary

Manhattan Beach, California
May 26, 1998

                       ALEXANDER HAAGEN PROPERTIES, INC.
                            ________________________
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 25, 1998

     This Proxy Statement is furnished to stockholders of Alexander Haagen Properties, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, June 25, 1998 at 4:00 p.m. Such proxies will be used for the following purposes: (1) electing a total of six directors; one to serve until the 1999 Annual Meeting of Stockholders, two to serve until the 2000 Annual Meeting of Stockholders and three to serve until the 2001 Annual Meeting of Stockholders and until each of their respective successors are elected and have qualified to serve; (2) approving an amendment to the Articles of Amendment and Restatement of the Company (the "Restated Articles of Incorporation") to change the name of the Company to "CenterTrust Retail Properties, Inc." ( the "Name Change Amendment"); (3) approving an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000 shares and the number of authorized shares of excess stock to 50,000,000 (the "Common Stock Increase"); (4) approving an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of preferred stock to 10,000,000 shares (the "Preferred Stock Increase"); (5) approving an amendment (the "Fifth Amendment") to the Corporation's Amended and Restated 1993 Stock Option and Incentive Plan, as amended (the "Restated Plan"), to (a) increase the maximum number of shares which may be subject to options granted under the Restated Plan to any individual to 500,000 shares in any calendar year, (b) increase the number of shares subject to options granted under the Restated Plan to Independent Directors upon their initial election to the Company's Board of Directors to 5,000 shares, and (c) increase the number of shares subject to options granted under the Restated Plan to Independent Directors on January 1 of each year to 2,500 shares; and (6) transacting such other business as may properly come before the Annual Meeting. The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company's stockholders is May 26, 1998.

     This solicitation is made on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board"). Costs of the solicitation will be borne by the Company. Directors (the "Directors"), officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company has retained the services of Corporate Investor Communications, Inc., for a fee estimated at $3,500 plus out-of-pocket expenses, to assist in the solicitation of proxies. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

     Holders of record of common stock, par value $.01 per share (the "Common Stock"), of the Company as of the close of business on March 31, 1998 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock constitutes the only class of securities of the Company entitled to vote at the Annual Meeting, and each share of Common Stock entitles the holder thereof to one vote. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise. At the close of business on March 31, 1998, there were 19,014,158 shares of Common Stock issued and outstanding.

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received in time to be voted at the Annual Meeting (and not revoked before they are voted) will be voted "FOR" (i) the nominees named below for election as Directors, (ii) the Name Change Amendment, (iii) the Common Stock Increase, (iv) the Preferred Stock Increase, and (v) the Fifth Amendment. With respect to any other business which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected and the Plan Amendment will be approved by a favorable vote of a majority of the shares cast at the Annual Meeting, providing that a quorum is present. The Name Change Amendment, the Common Stock Increase, and the Preferred Stock Increase will each be approved by a favorable vote of two-thirds of all of the issued and outstanding shares of Common Stock. All other proposals to come before the Annual Meeting require the approval of a majority of the votes cast regarding the proposal. Therefore, (i) as to the Name Change Amendment, the Common Stock Increase and the Preferred Stock Increase, abstentions and broker non-votes will have the same effect as a vote against such proposals and (ii) as to the election of Directors, the Fifth Amendment and any other proposals to come before the Annual Meeting, abstentions will have the same effect as a vote against such proposals and broker non-votes will not be counted as votes for or against such proposals, and will not be included in counting the number of votes necessary for approval of such proposals.

     The principal executive offices of the Company are located at 3500 Sepulveda Boulevard, Manhattan Beach, California 90266. The Company's telephone number is (310) 546-4520.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently comprised of eight members divided into three classes serving staggered terms of three years each. Since the Company's Bylaws provide for the existence of eleven members, there will be three vacant positions on the Board immediately following the Annual Meeting. Pursuant to the Company's Charter and Bylaws, the term of office of one class of Directors expires each year and at each annual meeting the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and have qualified. The current term of R. Bruce Andrews expires in 1998. The other five Director Nominees were elected by the Board of Directors to fill vacancies on the Board and are now standing for election by the stockholders. If elected by the stockholders, Mr. Gulland will be elected to the class of Directors with terms expiring in 1999, Messrs. Barnum and Meyer will be elected to the class of Directors with terms expiring in 2000, and Messrs. Andrews, Fox and Solomon will be elected to the class of Directors with terms expiring in 2001. Of the continuing Director's terms, one expires in 1999 and the other expires in 2000.

     In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the six nominees designated below, all of whom are currently Directors of the Company. If elected, Stuart J.S. Gulland will serve until the 1999 Annual Meeting of stockholders, Robert T. Barnum and Anthony E. Meyer will serve until the 2000 Annual Meeting of stockholders, and R. Bruce Andrews, Edward D. Fox and Arthur P. Solomon will serve until the 2001 Annual Meeting of stockholders, and until each of their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a Director, but if any such nominee should become unavailable for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors.

     Under the Company's Bylaws, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only if pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices not more than 90, nor less than 60 days prior to the Annual Meeting or the tenth day following the day on which public disclosure of the Annual Meeting date was made, whichever is later. A notice of nomination must set forth certain information as required under the Company's Bylaws.

                       NOMINEES FOR ELECTION AS DIRECTOR

NAME                                     Age          Present Position With The Company          Director Since
----                                     ---          ---------------------------------          --------------
R. Bruce Andrews                         57           Director                                         1994
Robert T. Barnum                         52           Director                                         1997
Edward D. Fox                            50           Director, President and Chief Executive          1997
                                                      Officer
Stuart J.S. Gulland                      36           Director, Senior Vice President and Chief        1998
                                                      Financial Officer
Anthony E. Meyer                         36           Director                                         1997
Arthur P. Solomon                        58           Director and Chairman of the Board               1997

     R. BRUCE ANDREWS has served as a Director of the Company since February 1994. Mr. Andrews has been the President and Chief Executive Officer of Nationwide Health Properties, a REIT specializing in health care properties, since September 1989. He served as Chief Financial Officer, Chief Operating Officer and a Director of American Medical International, Inc., an operator of health care facilities, from 1970 to 1986. Mr. Andrews is a director of ARV Assisted Living Inc.

     ROBERT T. BARNUM has served as a Director of the Company since August 1997. Mr. Barnum is a private investor and an advisor to private equity funds, including Texas Pacific Group. He was the President and Chief Operating Officer of American Savings Bank from 1989 until its sale in 1997. Mr. Barnum served as the Chief Financial Officer of First Nationwide from 1984 to 1988 and the Krupp Companies, a major national real estate and financial services firm, from 1982 to 1984. He is a director of Harborside Healthcare and was a director of National Reinsurance until its sale to General Reinsurance in 1996.

     Edward D. Fox has served as a Director of the Company since August 1997 and in November 1997 became Interim President and Chief Executive Officer of the Company, serving in such capacities until accepting the positions on a permanent basis in March 1998. Prior to joining the Company, Mr. Fox was founding and managing Partner of CommonWealth Pacific, LLC, a major developer, owner and strategic advisor for office and mixed use properties in the Western United States. He was a Senior Partner and the President of Maguire Thomas Partners from 1981 to 1995. Prior to that, Mr. Fox was with Arthur Andersen, the international accounting and consulting firm, where he specialized in real estate.

     STUART J.S. GULLAND has served as a Director of the Company since April 1998. Mr. Gulland also serves as the Company's Senior Vice President and Chief Financial Officer. He joined the Company in April 1995. Previously, Mr. Gulland specialized in real estate with Deloitte & Touche, the international accounting and consulting firm, and was instrumental in assisting Alexander Haagen Properties in the structuring, formation and completion of its initial public offering in December 1993. Mr. Gulland is a Certified Public Accountant and a Chartered Accountant and is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Institute of Chartered Accountants in England and Wales. Mr. Gulland is a graduate of the University of Cambridge, England, from which he holds a Master of Arts degree in Law.

     ANTHONY E. MEYER has served as a Director of the Company since August 1997. He is a Managing Director and Chief Investment Officer of Lazard Freres & Co., LLC. Mr. Meyer was a General Partner and Co-Founder of Trammell Crow Ventures, a $3 billion real estate investment and finance affiliate of the Trammell Crow Group from 1984 to 1993. He is a Director of Dermody Properties and American Apartment Communities.

     ARTHUR P. SOLOMON has served as a Director of the Company since August 1997 and as Interim Chairman of the Board since November 1997. Since 1987, Mr. Solomon has been a Managing Director of Lazard Freres & Co., LLC and head of the Firm's Real Estate Group. He was a Partner and head of real estate investment banking at Drexel Burnham Lambert from 1984 to 1987. From 1982 to 1984, Mr. Solomon was Chief Executive Officer of the Krupp Companies and served in the Johnson Administration on the President's Task Force on Domestic and Intergovernmental Affairs from 1967 to 1968. Mr. Solomon served as Executive Vice President and Chief Financial Officer of the Federal National Mortgage Association (FNMA) from 1980 to 1982.

                         DIRECTORS CONTINUING IN OFFICE

                                                             DIRECTOR        TERM
Name                                             Age          Since         Expires
----                                             ---         --------       -------
Warner Heineman.............................      75           1994          1999
Fred L. Riedman.............................      67           1994          2000

     WARNER HEINEMAN has served as a Director of the Company since February, 1994. Mr. Heineman has been a Senior Advisor, Mellon 1st Business Bank, Los Angeles since 1992. Mr. Heineman served as Senior Vice President of Bank of Los Angeles from 1989 to 1992, as Senior Vice President of City National Bank from 1981 to 1988, and as Vice Chairman and a director of Union Bank, Los Angeles from 1943 to 1981. Mr. Heineman is a Trustee of Southwestern University School of Law, a member of the Board of Advisors of the University of California Los Angeles Medical Center, a member of the Board of Visitors of the University of California Los Angeles School of Medicine, and a Director of the Los Angeles Opera.

     FRED L. RIEDMAN has served as a Director of the Company since February, 1994. Mr. Riedman has been a partner with the law firm of Riedman, Dalessi & Dybens for over seven years. Mr. Riedman is a trustee of the California Museum Foundation. Mr. Riedman has also served on the Board of Directors of the Aquarium of the Pacific at Long Beach, California since 1995.

BOARD MEETINGS; COMMITTEES AND COMPENSATION

     Prior to August 12, 1996, the Board of Directors consisted of nine persons:
Alexander Haagen, Sr., Alexander Haagen III, Seymour Kreshek, Tom Bradley, Warren D. Fix, and Messrs. Heineman, Riedman, Bruning and Andrews. (Messrs. Heineman, Riedman and Andrews are "Independent Directors"). On August 12, 1996, the size of the Board was increased to ten members, and on October 7, 1996, James Hankla was appointed to fill the resulting vacancy. In February, 1997, Mr. Kreshek, who had served as Senior Vice President--Chief Financial Officer, Treasurer and Director of the Company, resigned. In June, 1997, the size of the Board was increased to 11 members. In August 1997, in connection with a strategic investment in the Company by Prometheus Western Retail, LLC, Messrs. Bradley, Fix and Hankla resigned and Messrs. Barnum, Fox, Meyer and Solomon were appointed to fill the resulting vacancies. Mr. Bradley was then appointed Director Emeritus. In November 1997, Messrs. Haagen, Sr. and Haagen III resigned. Upon such resignations, Mr. Haagen, Sr. was appointed Chairman Emeritus of the Board for so long as he desires and Mr. Haagen III was appointed Vice Chairman Emeritus of the Board for a period of ten (10) years. In April 1998, Mr. Gulland was appointed to the Board. Fred W. Bruning informed the Company that he was resigning from the Board effective April 30, 1998 and resigning as an officer of the Company effective May 20, 1998.

     Any transactions between the Company and its affiliates, including the predecessor affiliate partnerships which transferred properties to the Company as part of its formation in December 1993, require the approval of the Independent Directors. See "Certain Relationships and Related Transactions." Certain other significant actions of the Company, including transactions involving a change of control of the Company, amendments to the Company's Charter or Bylaws or the issuance of securities or rights with certain special voting or other rights, require the approval of a minimum of one more than a majority of all directors.

     The Board of Directors met nine times during the year ended December 31, 1997. The Board of Directors has an Audit Committee, an Executive Committee, a Compensation Committee, a Nominating Committee and an Acquisition Committee.

     Audit Committee. Messrs. Andrews (Chairman), Barnum and Heineman currently serve on the Audit Committee. The Audit Committee was established to make recommendations concerning the engagement of independent auditors, review with independent auditors the plans and results of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and to review the adequacy of the Company's internal accounting controls. The Audit Committee was created in February 1994 and held three meetings in 1997.

     Executive Committee. Messrs. Fox, Heineman and Solomon currently serve on the Executive Committee. Subject to the Company's conflict of interest policies and certain other limitations, the Executive Committee has been granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Executive Committee was created in February 1994 and held one meeting in 1997.

     Compensation Committee. Messrs. Heineman (Chairman), Andrews, Riedman and Barnum currently serve on the Compensation Committee. The Compensation Committee determines compensation for the Company's executive officers and administers grants of stock options pursuant to the Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc., as amended (the "Restated Plan"). The Compensation Committee held five meetings in 1997.

     Nominating Committee. Messrs. Solomon (Chairman), Fox and Riedman currently serve on the Nominating Committee. The Nominating Committee was established to review the qualifications of candidates for board membership, to review the status of a director when his or her principal position and/or primary affiliation changes, to recommend to the Board of Directors candidates for election by stockholders at annual meetings, to recommend candidates to fill vacancies in directorships, to recommend to the Board of Directors the removal of a director, if in the Company's best interests, and to make recommendations to the Board of Directors concerning selection, tenure retirement and composition of the Board of Directors. The Nominating Committee considers nominees recommended by stockholders. Detailed resumes of business experience and personal data of potential nominees may be submitted to the Secretary of the Company. The Nominating Committee was created in 1997 and held no meetings in 1997.

     Acquisition Committee. Messrs. Meyer (Chairman) and Fox currently serve on the Acquisition Committee. The Acquisition Committee was established to review the Company's short-term and long-term plans regarding real estate acquisitions, to review and approve certain proposed real estate acquisitions and to make recommendations to the Board of Directors regarding other proposed real estate transactions. The Acquisition Committee and was created in 1997 and held one meeting in 1997.

     The Company pays non-employee Directors an annual fee of $12,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors, but not for committee meetings. Each non-employee Director is also reimbursed for expenses incurred in attending meetings (including committee meetings). Officers of the Company who are directors are not paid any director fees. Mr. Haagen, Sr., as Chairman Emeritus, Mr. Haagen III, as Vice Chairman Emeritus, and Tom Bradley, as Director Emeritus, are each entitled to receive one-half of the compensation payable to the Independent Directors. Pursuant to the Restated Plan, upon initial election to the Board of Directors, each Independent Director of the Company receives an initial grant of options to purchase 5,000 shares of Common Stock (subject to stockholder approval of the Fifth Amendment, as described in Proposal No. 5) having an exercise price equal to the fair market value on the date of grant, and on each January 1st during the term of the Restated Plan, each then serving Independent Director automatically receives a grant of options to purchase 2,500 shares of Common Stock (subject to stockholder approval of the Fifth Amendment, as described in Proposal No. 5) at an exercise price equal to the fair market value on the date of grant. On February 27, 1997, each then current Independent Director received 1,000 shares of restricted stock having a purchase price of $.01 per share.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ELECTION OF DIRECTORS. PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS UNLESS STOCKHOLDERS DESIGNATE OTHERWISE.

                                 PROPOSAL NO. 2
             APPROVAL OF AN AMENDMENT TO THE ARTICLES OF AMENDMENT
                    AND RESTATEMENT OF THE COMPANY TO CHANGE
                            THE NAME OF THE COMPANY



          The Board of Directors of the Company has unanimously approved and directed that there be submitted to stockholders for their approval an amendment to Article I of the Company's Articles of Amendment and Restatement (the "Restated Articles of Incorporation") to change the name of the Company to "CenterTrust Retail Properties, Inc." (the "Name Change Amendment"). To effect such a change, Article I of the Company's Restated Articles of Incorporation will be amended to read in its entirety as follows:


                                   "ARTICLE I
                                      NAME

          The name of the corporation is: CenterTrust Retail Properties, Inc."

          The Company's current name, "Alexander Haagen Properties, Inc." was derived from the name of one of the Company's founders, Alexander Haagen, Sr. Mr. Haagen has now retired from the Company and formed a new entity using the Haagen name. Over the years the Company has developed from a family run business into a publicly owned business that is a leading owner and operator of shopping center properties in the Western United States. The Board believes that "CenterTrust Retail Properties, Inc." best reflects the future identity and vision of the Company and that the name change will provide better name recognition of the Company in the context of its business.

          Approval of the Name Change Amendment requires the affirmative vote of two-thirds of all of the issued and outstanding shares of the Common Stock entitled to vote thereon. Accordingly, abstentions and broker non-votes will have the effect of a vote against this proposal.

          The Name Change Amendment, if approved by stockholders, will become effective on the date the Company's Maryland Articles of Incorporation are filed with the Maryland Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the Name Change Amendment will be made as soon after the Annual Meeting as practicable.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NAME CHANGE AMENDMENT. PROXIES WILL BE VOTED FOR THE NAME CHANGE AMENDMENT UNLESS STOCKHOLDERS DESIGNATE OTHERWISE.

                                 PROPOSAL NO. 3
     APPROVAL OF AN AMENDMENT TO THE ARTICLES OF AMENDMENT AND RESTATEMENT
           OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                OF COMMON STOCK TO 100,000,000 AND THE NUMBER OF
                AUTHORIZED SHARES OF EXCESS STOCK TO 50,000,000



     The Board of Directors of the Company has unanimously approved and directed that there be submitted to stockholders for their approval an amendment to
Article IV of the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 and the number of authorized shares of excess stock to 50,000,000. To effect such a change, Section 1 of
Article IV of the Company's Restated Articles of Incorporation will be amended to read as follows:

                                  "ARTICLE IV
                                     STOCK

     Section 1. Authorized Shares. The total number of shares of stock which the Corporation is authorized to issue is one hundred and fifty-five million (155,000,000), of which one hundred million (100,000,000) are shares of common stock, $.01 par value per share ("Common Stock"), fifty million (50,000,000) shares are shares of excess stock, $.01 par value per share ("Excess Stock"), and five million (5,000,000) shares are shares of preferred stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is 1,550,000. Each of the Common Stock, the Excess Stock and the Preferred Stock are separate classes of stock of the Corporation."

     The Company is currently authorized to issue 50,000,000 shares of Common Stock, of which 19,014,158 were issued and outstanding at the close of business on March 31, 1998. In addition, 1,822,295 shares of Common Stock were reserved for issuance at such date pursuant to the Restated Plan; 8,960,233 shares of Common Stock were reserved for issuance pursuant to a purchase agreement with Prometheus Western Retail, LLC; 9,366,611 shares of Common Stock were reserved for issuance pursuant to the Company's 7 1/2% Convertible Subordinated Debentures and 7 1/4% Exchangeable Subordinated Debentures; and 5,193,261 shares of Common Stock were reserved for issuance upon the conversion of outstanding units of limited partnership interest ("OP Units") in Alexander Haagen Properties Operating Partnership, L.P.(the "Operating Partnership"), a limited partnership which is the operating partnership of the Company, which OP Units are exchangeable on a one-for-one basis for shares of the Company's Common Stock, subject to certain limitations relating to the Company's ownership limit. Accordingly, at March 31, 1998, there were only 5,643,442 unissued and unreserved shares of Common Stock. Furthermore, as a real estate investment trust ("REIT"), the Company is required to distribute at least 95% of its annual earnings to stockholders and it therefore expects, on a regular basis, to raise capital through the sale of Common Stock or other equity securities.

     The Company is currently authorized to issue 25,000,000 shares of Excess Stock. As a REIT, the Company has an ownership limit restricting any person from owning more than 9.8% of the Company's Common Stock. If a person exceeds the ownership limit, his shares of Common Stock are converted into shares of Excess Stock. The Board has proposed increasing the authorized number of shares of Excess Stock in connection with the proposed increase in the authorized number of shares of Common Stock in order to maintain the same 1:2 ratio of Common Stock to Excess Stock as has been established in the Restated Articles of Incorporation.

     The increased number of shares of Common Stock will allow the Company to effect additional sales of such securities should the need arise in the future. Future purposes for additional shares could include paying stock dividends or effecting other distributions to stockholders, subdividing outstanding shares through stock splits, effecting acquisitions of retail properties, securing additional financing for working capital or capital expenditures and providing incentives through stock option or other incentive plans. The Board of Directors believes that such additional authorized shares of Common Stock will enable the Company to take advantage of the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders at the time such additional shares are needed.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. The holders of Common Stock do not presently have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

     If the Common Stock Increase is approved, the increase in authorized shares will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of Common Stock. However, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on funds from operations per share and on the equity and voting rights of the present holders of Common Stock.

     Presently, Article IV of the Company's Charter permits the Board to reclassify any unissued shares of any series of Preferred Stock. Maryland law permits the Company to reclassify not only unissued shares of Preferred Stock, but also any unissued shares of any class of capital stock of the Company (including Preferred Stock and Common Stock). The Article IV Amendment will therefore also give the Company the authority to reclassify stock to the full extent permitted under Maryland law and will give additional flexibility to the Board in assessing and implementing various financing options for the Company, including those involving additional issuances of Preferred Stock and/or Common Stock (although the Company has no current plans with respect to any such additional issuances). The Board of Directors believes that additional shares of Common Stock should be authorized and the Board should be permitted to reclassify any unissued shares in order to ensure that authorized, unissued and unreserved shares of capital stock will be available for proper corporate purposes.

     Approval of this proposal requires the affirmative vote of two-thirds of all of the issued and outstanding shares of the Common Stock entitled to vote thereon. Accordingly, abstentions and broker non-votes will have the effect of a vote against this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMMON STOCK INCREASE. PROXIES WILL BE VOTED FOR THE COMMON STOCK INCREASE UNLESS STOCKHOLDERS DESIGNATE OTHERWISE.

                                 PROPOSAL NO. 4
             APPROVAL OF AN AMENDMENT TO THE ARTICLES OF AMENDMENT
 AND RESTATEMENT OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                         PREFERRED STOCK TO 10,000,000



     The Board of Directors of the Company has unanimously approved and directed that there be submitted to stockholders for their approval an amendment to
Article IV of the Restated Articles of Incorporation to increase the number of authorized shares of Preferred Stock from 5,000,000 to 10,000,000. To effect such a change (and assuming approval of Proposal No. 3 increasing the number of authorized shares of Common Stock to 100,000,000 and the number of authorized shares of Excess Stock to 50,000,000), Section 1 of Article IV of the Company's Restated Articles of Incorporation will be amended to read as follows:

                                  "ARTICLE IV
                                     STOCK

     Section 1. Authorized Shares. The total number of shares of stock which the Corporation is authorized to issue is one hundred and fifty-five million (160,000,000), of which one hundred million (100,000,000) are shares of common stock, $.01 par value per share ("Common Stock"), fifty million (50,000,000) shares are shares of excess stock, $.01 par value per share ("Excess Stock"), and ten million (10,000,000) shares are shares of preferred stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is 1,600,000. Each of the Common Stock, the Excess Stock and the Preferred Stock are separate classes of stock of the Corporation."

     The Company is currently authorized to issue 5,000,000 shares of Preferred Stock. As a REIT, the Company is required to distribute at least 95% of its annual earnings to stockholders and it therefore expects to raise capital through the sale of Preferred Stock or other equity securities.

     The increased number of shares of Preferred Stock will allow the Company to effect additional sales of such securities should the need arise in the future. Future purposes for additional shares could include effecting distributions to stockholders, subdividing outstanding shares through stock splits, effecting acquisitions of retail properties, and securing additional financing for working capital or capital expenditures. The Board of Directors believes that such additional authorized shares of Preferred Stock will enable the Company to take advantage of the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders at the time such additional shares are needed.

     Approval of this proposal requires the affirmative vote of two-thirds of all of the issued and outstanding shares of the Common Stock entitled to vote thereon. Accordingly, abstentions and broker non-votes will have the effect of a vote against this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PREFERRED STOCK INCREASE. PROXIES WILL BE VOTED FOR THE PREFERRED STOCK INCREASE UNLESS STOCKHOLDERS DESIGNATE OTHERWISE.

                                 PROPOSAL NO. 5
              APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED TO

                   _________________________________________

     On April 30, 1998, the Compensation Committee approved the Fifth Amendment to the Restated Plan and the Board approved and ratified such approval. The Board and the Compensation Committee recommend the approval by the stockholders of the Restated Plan, as amended by the First Amendment to the Restated Plan (the "First Amendment"), the Second Amendment to the Restated Plan (the "Second Amendment"), the Third Amendment to the Restated Plan (the "Third Amendment"), the Fourth Amendment to the Restated Plan (the "Fourth Amendment") and the Fifth Amendment to the Restated Plan (the "Fifth Amendment"). The Restated Plan, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, was approved by the stockholders on August 14, 1997. The only revisions to the Restated Plan that have been made since the Restated Plan was approved on August 14, 1997 are pursuant to the Fifth Amendment, which is described below and attached as an exhibit hereto. The Fifth Amendment is effective as of April 30, 1998, subject to stockholder approval. If the Fifth Amendment is not approved by stockholders, the Restated Plan shall continue in effect as it existed immediately prior to the adoption of the Fifth Amendment.

SUMMARY OF THE FIFTH AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN

     On September 21, 1993, the Company's Board of Directors adopted The 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc. (the "Original Plan"). The Original Plan was amended on August 14, 1995, subject to stockholder approval. The Original Plan was amended and restated in the form of the Restated Plan on February 28, 1996, subject to stockholder approval, and the Restated Plan was approved by stockholders on May 24, 1996. The Restated Plan was amended on November 19, 1996 in the form of the First Amendment. The First Amendment amended provisions of the Restated Plan regarding the composition of the committee that administers the Restated Plan, revised provisions regarding the transfer of shares upon the exercise of an option and the Company's contributions to the Operating Partnership with respect to the exercise of such options and revised certain timing requirements with respect to the payment of the exercise price or withholding taxes. The Restated Plan, as amended by the First Amendment, was amended on February 27, 1997, subject to stockholder approval, in the form of the Second Amendment. The Second Amendment increased the number of shares subject to the Restated Plan by 500,000, provided each non-employee director of the Company (for purposes of this Proposal 5, "Independent Director") 1,000 shares of restricted stock as of February 27, 1997, vesting in three installments on February 27, 1998, February 27, 1999 and February 27, 2000 (subject to continued service as a member of the Board of Directors), and provided that the Board in its sole and absolute discretion may grant restricted stock awards to Independent Directors and may determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Restated Plan. On May 30, 1997, the Restated Plan, as amended by the First Amendment and the Second Amendment, was amended, subject to stockholder approval, by the Third Amendment and the Fourth Amendment. The Third Amendment increased the number of shares available for grants under the Restated Plan from 1,350,000 to 2,000,000. The Fourth Amendment (i) provided for accelerated vesting of the options and restricted stock issued to Tom Bradley, James Hankla and Warren Fix, (ii) revised provisions regarding the Company's contributions to the Operating Partnership with respect to the exercise of options, and (iii) revised the provisions regarding the eligibility for restricted stock awards to clarify that, pursuant to the Restated Plan, such awards are not subject to the Award Limit (as such term is defined in the Restated Plan).

     The Restated Plan, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, was approved by the stockholders on August 14, 1997. The summary of the Restated Plan, which incorporates the changes made pursuant to the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment (collectively, the "Amendments"), is qualified by reference to the Restated Plan itself and the Amendments. Copies of the Restated Plan and the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment may be obtained by making a written request to the Company's Secretary. The Fifth Amendment is summarized below, but such summary is qualified by reference to the Fifth Amendment itself, which appears as an exhibit to this Proxy Statement.

     Subject to stockholder approval, the Fifth Amendment (i) increases the maximum number of shares which may be subject to options granted under the Restated Plan to any individual from 270,000 shares in any three-year period to 500,000 shares in any calendar year, (ii) increases the number of shares subject to options granted under the Restated Plan to Independent Directors upon their initial election to the Company's Board of Directors from 3,000 shares to 5,000 shares, and (iii) increases the number of shares subject to options granted under the Restated Plan to Independent Directors on January 1 of each year from 1,000 shares to 2,500 shares.

REASONS FOR ADOPTION OF THE FIFTH AMENDMENT TO THE RESTATED PLAN

     The Compensation Committee has determined that it is advisable to provide key employees and Independent Directors with additional incentive and to retain the services of such key employees and Independent Directors by offering them additional opportunity to own stock in the Company. Accordingly, on April 30, 1998, the Compensation Committee, subject to stockholder approval, amended the Restated Plan (i) to increase the maximum number of shares which may be subject to options granted under the Restated Plan to any individual from 270,000 shares in any three-year period to 500,000 shares in any calendar year,
(ii) to increase the number of shares subject to options granted under the Restated Plan to Independent Directors upon their initial election to the Company's Board of Directors from 3,000 shares to 5,000 shares, and (iii) to increase the number of shares subject to options granted under the Restated Plan to Independent Directors on January 1 of each year from 1,000 shares to 2,500 shares.

DESCRIPTION OF THE AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN

     The Restated Plan consists of three plans: (i) one for the benefit of the key employees of the Company and its subsidiaries; (ii) one for the benefit of Independent Directors and (iii) one for the benefit of key employees of the Operating Partnership and its subsidiaries, the key employees of Haagen Property Management Inc. ("HPMI") and its subsidiaries and the HPMI Directors.

     The principal purposes of the Restated Plan are to provide incentives for officers, key employees and directors of the Company, the Operating Partnership and HPMI and their respective subsidiaries through granting of options and restricted stock thereby providing them with incentive to further the Company's development and financial success, and to enable the Company, HPMI and the Operating Partnership to obtain and retain the services of directors and key employees considered essential to the long range success of the Company.

     Under the Restated Plan 2,000,000 shares of Common Stock (initially shares of the Company's Common Stock, par value $.01 per share, as presently constituted) are authorized for issuance upon exercise of options or as restricted stock awards. Furthermore, prior to the Fifth Amendment, the maximum number of shares which could be subject to options granted under the Restated Plan to any individual could not exceed 270,000 in any three-year period. The Fifth Amendment, subject to stockholder approval, increases the maximum number of shares which may be subject to options granted to any individual to 500,000 in any calendar year.

     As of December 31, 1997, 855,912 shares remained available for future awards under the Restated Plan. As of December 31, 1997, a total of 1,026,383 shares were subject to outstanding stock options held by approximately 70 officers, directors, and key employees, of which 331,346 were exercisable. As of December 31, 1997, options for 117,705 shares were exercised.

                               NEW PLAN BENEFITS

           AMENDED AND RESTATED 1993 STOCK OPTION AND INCENTIVE PLAN
                          ____________________________

                                                                                   NUMBER
            NAME AND POSITION                        DOLLAR               VALUE ($)(a) OF UNITS(#)
            -----------------                        ------               ------------------------
Edward D. Fox(b)                                      --                             --
  Chief Executive Officer
  and President
Fred W. Bruning(b)(c)                                 --                             --
  Former Senior Vice President--Chief
  Investment Officer
Stuart J.S. Gulland(b)                                --                             --
  Senior Vice President--Chief
  Financial Officer
Steven M. Jaffe(b)                                    --                             --
  Senior Vice President--General
  Counsel and Secretary
Alexander Haagen, Sr.(b)(d)                           --                             --
  Former Chairman, Chief Executive Officer
  and President
Alexander Haagen III(b)(e)                            --                             --
  Former Vice Chairman
Executive Group(b)                                    --                             --
Non-Executive Director                                --                        86,000(f)
  Group(b)
Non-Executive Officer                                 --                             --
   Employee Group(b)

____________________
(a) The dollar value of the benefits is not determinable and depends on the fair market value of the Company's Common Stock on the date of exercise of the option or vesting of the restricted stock as compared to the fair market value of the Company's Common Stock on the date of grant.

(b) Except with respect to the non-executive director group, the benefits or amounts to be received under the Restated Plan by such individual or group are not determinable. The benefits or amounts to be received by the non-executive director group are determinable only to the extent the Restated Plan provides for automatic grants to such individuals; such individuals may also receive discretionary grants of restricted stock, the benefits or amounts of which are not determinable.

(c) Mr. Bruning resigned from the Board effective April 30, 1998 and as an officer of the Company effective May 20, 1998.

(d) Mr. Haagen, Sr. resigned from the Company effective November 24, 1997.

(e) Mr. Haagen III resigned from the Company effective November 24, 1997.

(f) As of December 31, 1997, the aggregate number of shares granted as automatic grants to Independent Directors was 86,000. Options for 15,000 shares (3,000 per Independent Director) having an exercise price of $18 per share were granted on February 9, 1994, at which time the fair market value of the Common Stock was less than $18 per share. Options for 1,000 shares (200 per Independent Director) having an exercise price of $15.875 per share were granted on January 1, 1995, at which time the fair market value of the Common Stock was $15.875 per share. Options for 50,000 shares (10,000 per Independent Director) having an exercise price of $11.625 per share were granted on August 14, 1995, at which time the fair market value of the Common Stock was $11.625 per share. Options for 5,000 shares (1,000 per Independent Director) having an exercise price of $12.25 per share were granted on January 1, 1996, at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $12.25 per share. Options for 6,000 shares (1,000 per Independent Director) having an exercise price of $14.75 per share were granted to Independent Directors on January 1, 1997, at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $14.75 per share. In addition, 6,000 shares (1,000 per Independent Director) of restricted stock having a purchase price of $.01 per share were granted to Independent Directors on February 27, 1997 at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $15.50. James Hankla received an option for 3,000 shares of Common Stock having an exercise price of $13.50 per share on May 15, 1997, at which time the fair market value of the Common Stock, for purposes of the Restated Plan, was $13.50.


     As of December 31, 1997, the options and shares of restricted stock received by each of the following individuals and groups of individuals under the Restated Plan since its adoption are as follows:

          (1) each of Fred W. Bruning, former Senior Vice President--Chief Investment Officer, Stuart J.S. Gulland, Senior Vice President--Chief Financial Officer, Alexander Haagen, Sr., former Chairman, Chief Executive Officer and President, and Alexander Haagen III, Former Vice Chairman, had received aggregate non-qualified options for 82,500 shares. Steven M. Jaffe, Senior Vice President, General Counsel and Secretary, had received aggregate non-qualified options for 29,430 shares. In addition, Messrs. Bruning, Gulland and Jaffe had each received 5,000 shares of restricted stock. Messrs. Haagen, Sr. and Haagen III had received, respectively, 30,000 shares and 20,000 shares of restricted stock. Mr. Bruning had received incentive stock options for 100,000 shares, Messrs. Gulland and Jaffe had each received incentive stock options for 60,000 shares and Mr. Haagen III had received incentive stock options for 200,000 shares.

          (2) all current executive officers as a group had received aggregate options for 414,430 shares and restricted stock awards for 15,000 shares;

          (3) all current directors who are not officers as a group had received aggregate options for 45,600 shares and restricted stock awards for 3,000 shares;

          (4) all employees, other than executive officers, had received aggregate options for 62,443 shares and had received no awards of restricted stock.

     On May 5, 1995, options for 20,000 shares were granted to non-officer employees (such options are included in the options set forth in item (4) above). On August 14, 1995, options for 192,500 shares were granted to seven officers of the Company (a portion of such options are included in the options set forth in items (1) and (2) above) and options previously granted to non-officer employees on December 30, 1994 were repriced. No options were granted in 1996. On May 15, 1997, options for 40,000 shares were granted to specified non-officer employees (such options are included in the options set forth on item
(4) above). On May 30, 1997, options for 470,000 shares were granted to six officers of the Company (a portion of such options are included in the options set forth in items (1) and (2) above). On December 31, 1997, the closing price of a share of the Company's Common Stock on the American Stock Exchange was $17.44.

     The shares available under the Restated Plan upon exercise of stock options, and for issuance as restricted stock, may be either previously unissued shares or treasury shares, and may be equity securities of the Company other than Common Stock, excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Initially, such Common Stock shall be shares of the Company's common stock, par value $.01 per share. Subject to certain limitations, the Restated Plan provides for appropriate adjustments in the number and kind of shares issuable under the Restated Plan, under the Award Limit and subject to outstanding grants under the Restated Plan, and to the exercise price of options, in the event that the Compensation Committee (or the Board, in the case of awards granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase

Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's discretion (or in the case of awards granted to Independent Directors, the Board's discretion), affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan or with respect to an option or restricted stock award.

     Subject to the Restated Plan's limit on the maximum number of shares which may be issued under the Restated Plan, the following shares shall continue to be, or shall again become, available for issuance under the Restated Plan: (i) any shares which were subject to the unexercised portion of a stock option that expires or is canceled; (ii) any shares of restricted stock that are forfeited by the grantee or repurchased by the Company; (iii) shares of Common Stock which are delivered to or withheld by the Company upon the exercise of any option, in payment of the exercise price thereof; and (iv) any shares subject to options which are adjusted pursuant to certain corporate transactions or events and become exercisable with respect to shares of stock of another corporation; provided, however, that no shares shall again be available for issuance if such action would cause an option intended to be an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to fail to so qualify.

ADMINISTRATION

     As amended by the First Amendment, the Restated Plan is administered by the Compensation Committee, or another committee or a subcommittee of the Board assuming the functions of the Compensation Committee under the Restated Plan, (any such committee administering the Restated Plan is hereinafter referred to as the "Committee") consisting solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code.

     The Committee is authorized to select from among the eligible employees and HPMI Directors the individuals to whom options and restricted stock are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the Restated Plan.

     Pursuant to the Second Amendment, the Board is authorized to select from the Independent Directors the individuals to whom restricted stock is to be granted and to determine the number of shares to be subject to such awards and the terms and conditions thereof, consistent with the Restated Plan.

     The Committee is also authorized to interpret the Restated Plan and the options and restricted stock thereunder, to adopt such rules for the administration, interpretation and application of the Restated Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall conduct the general administration of the Restated Plan with respect to awards granted to Independent Directors. In addition, the Board, in its absolute discretion, may at any time exercise any and all rights or duties of the Committee under the Restated Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole and absolute discretion of the Committee.

     Members of the Committee will receive such compensation for their services as may be determined by the Board. All expenses and liabilities that the members of the Committee incur in connection with the administration of the Restated Plan will be borne by the Company.

ELIGIBILITY TO RECEIVE OPTIONS AND RESTRICTED STOCK

     Subject to the Award Limit and the Ownership Limit (as such term is defined in the Restated Plan), HPMI Directors are eligible to receive options and officers and other employees of the Company, HPMI, the Operating Partnership or any of their respective subsidiaries who are determined by the Committee to be key employees are eligible to receive options and restricted stock grants under the Restated Plan. If the Property Management Agreement between the Operating Partnership and HPMI, or any successor agreement thereto, is terminated, HPMI Directors and employees of HPMI will no longer be eligible to receive awards under the Restated Plan. Subject to the Award Limit and the Ownership Limit, each Independent Director of the Company shall be eligible to be granted options as described below. Pursuant to the Second Amendment, subject to the Award Limit and the

Ownership Limit, each Independent Director of the Company became eligible to be awarded restricted stock and each Independent Director as of February 27, 1997 received 1,000 shares of restricted stock.

     As of December 31, 1997, the approximate number of individuals in each class eligible to participate in the Restated Plan is as follows: (i) zero officers and other employees of the Company and its subsidiaries (except the Operating Partnership and HPMI); (ii) zero officers and other employees of HPMI and its subsidiaries; (iii) zero HPMI Directors; (iv) 100 officers and other employees of the Operating Partnership and its subsidiaries (except HPMI); and
(v) 3 Independent Directors.

      More than one option may be granted to a key employee or HPMI Director, but the options granted may not exceed the Award Limit or the Ownership Limit and the restricted stock granted may not exceed the Ownership Limit. Pursuant to the Second Amendment, more than one award of restricted stock may be granted to an Independent Director but such awards may not exceed the Ownership Limit.

AWARDS UNDER THE RESTATED PLAN

Awards to Employees and HPMI Directors

     The Restated Plan provides that, subject to the Award Limit and the Ownership Limit, the Committee may grant stock options, to any eligible employee whom the Committee determines is a key employee or any HPMI Director. In addition, subject to the Ownership Limit, the Committee may grant restricted stock to any eligible employee whom the Committee determines is a key employee. Each grant or issuance will be set forth in a separate agreement between the person receiving the award and the Company and will indicate the type, terms and conditions of the award, as determined by the Committee consistent with the Restated Plan.

     Options granted to employees of the Company or its subsidiaries (other than the Operating Partnership, HPMI and their subsidiaries) may be either nonqualified stock options ("NQSOs") or incentive stock options ("ISOs"). Any option granted to any employee of HPMI or its subsidiaries, any HPMI Director or any employee of the Operating Partnership or its subsidiaries shall be a NQSO.

     NQSOs will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value unless otherwise permitted by applicable state law (if state law permits, the exercise price may be zero)). NQSOs may be granted for any term specified by the Committee.

     The exercise price per share of Common Stock subject to options intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

     ISOs will be designed to comply with the applicable provisions of the Code and will be subject to restrictions contained in the Code but may be subsequently modified to disqualify them from treatment as an ISO. The exercise price of an ISO shall equal at least 100% of fair market value of Common Stock on the grant date; provided, however, in the case of an ISO granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of the Company's stock (or the stock of any subsidiary or any parent corporation of the Company), the price per share must be at least 110% of the fair market value of such share on the date the option is granted. The term of ISOs shall not be more than ten years from the date granted, or five years from such date if the ISO is granted to an individual then owning more than 10% of the total combined voting power described in the preceding sentence.

     Options usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. Unless the Committee otherwise provides, no option held by an employee or HPMI Director subject to Section 16 of the Exchange Act ("Section 16") may be exercised during the first six months and one day after such option is granted. The Committee may accelerate the time at which options granted to employees and HPMI Directors become exercisable.

     Each option granted with an exercise price equal to or greater than fair market value on the date of grant is intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, unless the Committee determines that an option shall not so qualify.

     Restricted stock may be sold to eligible employees (but not to HPMI Directors) at various prices (but not below par value unless otherwise permitted by applicable state law (if state law permits, the purchase price may be zero)). Restricted stock may be made subject to such restrictions as may be determined by the Committee. Unless the Committee otherwise provides, no share of restricted stock granted to a person subject to Section 16 shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the restricted stock was issued. Restricted stock, typically, may be repurchased by the Company immediately upon a restricted stockholder's termination of employment at the original purchase price if the conditions or restrictions are not then met. In addition, unless provided otherwise by the Committee, if no consideration was paid by the restricted stockholder upon issuance, a restricted stockholder's rights in unvested restricted stock shall lapse upon termination of employment. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Unless otherwise provided by the Committee, purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse, subject to the restrictions in his or her restricted stock agreement, except that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions applicable to the restricted stock.

AWARDS TO INDEPENDENT DIRECTORS

     Independent Directors receive options pursuant to the formula provisions of the Restated Plan. All options granted to Independent Directors are NQSOs. Under the Restated Plan prior to the Fifth Amendment, subject to the Award Limit and the Ownership Limit, when a person was initially elected to the Board and was then an Independent Director, he or she automatically received an option to purchase 3,000 shares of Common Stock (subject to adjustments as described above) on the date of his or her election to the Board; and during the term of the Restated Plan, each Independent Director automatically received, on January 1 of each year, an option to purchase 1,000 shares of Common Stock (subject to adjustments as described above). The Fifth Amendment, subject to stockholder approval, increases the number of shares subject to options granted under the Restated Plan to Independent Directors upon their initial election to the Company's Board of Directors to 5,000 shares of Common Stock (subject to adjustments as described above) and increases the number of shares subject to options granted under the Restated Plan to Independent Directors on January 1 of each year to 2,500 shares of Common Stock (subject to adjustments as described above).

     In addition, on August 14, 1995, each then current Independent Director received an option to purchase 10,000 shares of Common Stock (subject to adjustment as described above). Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an option grant provided to Independent Directors upon their initial election to the Board, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, annual option grants and, if such a member was an Independent Director on August 14, 1995, such member received on such date options issued to Independent Directors on such date.

     The exercise price of options granted to Independent Directors equals 100% of the fair market value of a share of Common Stock on the date the option is granted, except that the price of each option granted to the Independent Directors upon their election to the Board shortly after the initial public offering of the Common Stock was $18.00 per share.

     The term of options granted to Independent Directors is ten years from the date the option is granted, and options granted to Independent Directors become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of option grant, without variation or acceleration except as described below with respect to certain corporate transactions.

     Restricted stock may be sold to Independent Directors at various prices (but not below par value unless otherwise permitted by applicable state law (if state law permits, the purchase price may be zero)); provided, however, that the purchase price of each share of restricted stock awarded to an Independent Director on February 27, 1997 shall be $.01 per share. Restricted stock may be made subject to such restrictions as may be determined by the Board; provided, however, that each share of restricted stock awarded to Independent Directors on February 27, 1997 (including any shares received by holders thereof with respect to shares of restricted stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the following restrictions until such restrictions lapse: neither the restricted stock nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the restricted stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to the Ownership Limit, such restrictions shall not prevent transfers by will or by the applicable laws of descent and distribution. Such restrictions on each share of restricted stock awarded to Independent Directors on February 27, 1997 (including any shares received by holders thereof with respect to shares of restricted stock as a result of stock dividends, stock splits or any other form of recapitalization) shall lapse in the following cumulative installments provided that the Independent Director has not had a termination of directorship prior to the relevant vesting date: (i) with respect to 333 of such shares on February 27, 1998, (ii) with respect to 333 of such shares on February 27, 1999, and (iii) with respect to 334 of such shares on February 27, 2000. Unless the Board otherwise provides, no share of restricted stock granted to an Independent Director shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the restricted stock was issued. Restricted stock, typically, may be repurchased by the Company immediately upon a restricted stockholder's termination of employment at the original purchase price if the conditions or restrictions are not then met. In addition, unless provided otherwise by the Board, if no consideration were paid by the Independent Director upon issuance, a restricted stockholder's rights in unvested restricted stock shall lapse upon termination of employment. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Unless otherwise provided by the Board, purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse, subject to the restrictions in his or her restricted stock agreement, except that in the discretion of the Board, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions applicable to the restricted stock.

CONSIDERATION

     Except as the Committee (or the Board in the case of awards to Independent Directors) may otherwise provide, in consideration of the granting of a stock option or restricted stock, the employee, HPMI Director or Independent Director must agree in the written award agreement to remain in the employ of, or to continue as a director for, the Company, HPMI, or the Operating Partnership, or a subsidiary thereof, for at least one year (or such shorter period as may be fixed in the agreement or by actions of the Committee or the Board following the grant) after the award is granted (or until the next annual meeting of the stockholders of the Company, in the case of an Independent Director or HPMI Director).

EXERCISE OF OPTIONS

     Options may be exercised only on the first business day of every month. An option is not exercisable if, in the sole and absolute discretion of the Committee, the exercise of such option would likely result in any of the following: (i) the optionee's ownership of Common Stock in violation of the Ownership Limit; (ii) income to the Company that could impair the Company's status as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code; or (iii) a transfer, at any one time, of more than .1% (measured in value or in number of shares, whichever is more restrictive) of the Company's total Common Equity Stock (as defined in the Charter) from the Company to the Operating Partnership pursuant to the provisions of the Restated Plan regarding the transfer of shares to employees of HPMI and the Operating Partnership and to HPMI Directors. In addition, optionees have no rights under the Restated Plan to acquire Common Stock which would otherwise be prohibited under the Company's Charter.

     To the extent that the aggregate fair market value of stock with respect to which ISOs are first exercisable during any calendar year (and all other incentive stock option plans of the Company, any subsidiary and any parent corporation) exceeds $100,000, such options shall be treated as NQSOs. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For this purpose, the fair market value of the stock shall be determined as of the time the option with respect to such stock is granted.

     Options may be exercised by compliance with certain prescribed procedures. The option price must be paid in cash unless the Committee (or the Board, in the case of options granted to Independent Directors) in its discretion allows payment through delivery of shares of Common Stock with a fair market value on the date of delivery equal to the aggregate option price or (subject to certain timing requirements if the option was granted prior to November 19, 1996) through the surrender of shares issuable upon exercise of the option. In addition, in the case of options granted to employees, the Committee may allow a delay in payment for up to thirty days or through the delivery of other property or by a combination of these methods. The Committee may make loans to employees in connection with the exercise or receipt of options or the issuance of restricted stock.

     The Committee (or the Board, in the case of options granted to Independent Directors) may, as a condition of the exercise of any option, require that the optionee deliver such representations and documents as it deems necessary to effect compliance with applicable federal and state securities laws and regulations. The Committee or Board may also take whatever action it deems appropriate to effect such compliance.

     Upon the exercise of an option by an employee of HPMI, the Operating Partnership or their respective subsidiaries, or by an HPMI Director, the Company will transfer to such optionees only a number of shares with an aggregate fair market value equal to the exercise price paid by the optionee. Pursuant to the First Amendment, the Company will sell to the Operating Partnership the remainder of shares subject to the portion of the option being exercised. If the optionee at issue is an employee of the Operating Partnership or its subsidiaries, the Operating Partnership shall transfer such shares to the optionee at no additional cost, as additional compensation. If the optionee at issue is an employee of HPMI or its subsidiaries or is an HPMI Director, the Operating Partnership shall transfer such shares to HPMI, and HPMI shall transfer such shares to the optionee at no additional cost, as additional compensation. The value of any options, restricted stock and other benefits provided by the Operating Partnership to HPMI under the Restated Plan are deemed to constitute an additional management fee to HPMI from the Operating Partnership under the Property Management Agreement between the Operating Partnership and HPMI equal to the value of such options, restricted stock and other benefits.

     Pursuant to the Fourth Amendment, as soon as practicable after receipt by the Company of payment for the shares with respect to the exercise of an option and the purchase price from the Operating Partnership described in the preceding paragraph, the Company may contribute to the Operating Partnership an amount of cash equal to such payment and the Operating Partnership shall issue an additional General Partnership Interest (i.e. an ownership interest in the Operating Partnership that is a general partnership interest and includes any and all benefits to which the holder of such an interest may be entitled as provided in the Agreement of Limited Partnership of Alexander Haagen Properties Operating Partnership, L.P. (the "Partnership Agreement"), together with all obligations of such holder to comply with the terms and provisions of such agreement) to the Company on the terms set forth in the Partnership Agreement.

     No option granted to any Independent Director may be exercised to any extent by anyone after the first to occur of the following events: (i) ten years from the date of option grant, or (ii) three months from the date of termination of directorship (for any reason other than death or disability), or (iii) one year from the date of such Independent Director's death or disability. The Committee shall provide, in the terms of each individual option granted to an employee or HPMI Director, when such option expires and becomes unexercisable and, except as limited by the Code and the regulations and rulings thereunder with respect to ISOs, the Committee may expand the term of any option granted to an employee or HPMI Director.

ACCELERATION AND TERMINATION UPON CORPORATE EVENTS AND TRANSACTIONS

     In the event of any corporate transaction or other event described above with respect to the adjustment provisions of the Restated Plan or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board, in the case of awards granted to Independent Directors) may take any one or more of the following actions whenever the Committee (or the Board, in the case of awards granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated Plan or with respect to any option, or restricted stock, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

  (i) Provide for either the purchase of any such option or restricted stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option or award or realization of the optionee's rights had such option or award been currently exercisable or the replacement of such option or award with other rights or property selected by the Committee (or the Board, in the case of awards granted to Independent Directors) in its sole discretion;

 (ii) Provide that the option or restricted stock cannot vest or be exercised after such event;

  (iii) Provide that for a specified period of time prior to such transaction or event, such option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of the Restated Plan or such option regarding the exercisability of the option;

  (iv) Provide that upon such event, such option or award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

  (v) Make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding options, and in the number and kind of outstanding restricted stock and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding options and restricted stock and options and restricted stock which may be granted in the future; and

  (vi) Provide that for a period prior to such event, the restrictions imposed upon some or all shares of restricted stock terminate, and that some or all shares of such restricted stock cease to be subject to repurchase or forfeiture after such transaction or event.

      None of the foregoing discretionary terms of the Restated Plan, however, are permitted with respect to options and restricted stock granted to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3 of the Exchange Act ("Rule 16b-3"). In the event of a Change in Control or a Corporate Transaction (each defined below), to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in item (iii) above, each option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in the Restated Plan or options regarding the vesting schedule of such options. In the event of a "Corporate Transaction," to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in item (ii) above, no option granted to an Independent Director may be exercised following such Corporate Transaction; provided, however, that such termination shall not occur if, in connection with the Corporate Transaction, such option is either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

      For purposes of the Restated Plan, "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:
(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon the Restated Plan and all options are assumed by the successor entity; (ii) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (i), above; or (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. For purposes of the Restated Plan, "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions: (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept or
(b) there is a change in the composition of the Board over a period of thirty-six consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board.

     With respect to ISOs and options intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment or action described above or in any other provision of the Restated Plan shall be authorized to the extent that such adjustment or action would cause the Restated Plan to violate
Section 422(b)(1) of the Code or would cause such option to fail to so qualify under Section 162(m). Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board, in the case of awards granted to Independent Directors) determines that the option or restricted stock is not to comply with such exemptive conditions.

MISCELLANEOUS PROVISIONS

     For purposes of the Restated Plan, if Common Stock is traded on an exchange, the fair market value of a share of the Common Stock as of a given date will be the closing price of a share of Common Stock on the principal exchange on which such shares are then trading, or as reported on any composite index which includes such principal exchange, on such date, or, if the shares are not traded on such date, then on the next preceding trading date on which a trade occurred. The Restated Plan provides for alternative definitions of fair market value of Common Stock in the event that the Common Stock ceases to be traded on an exchange.

     No option or restricted stock granted under the Restated Plan may be assigned or transferred by the grantee, except by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as such term is defined in the Restated Plan), although the shares underlying restricted stock may be transferred if all applicable restrictions have lapsed. During the lifetime of the optionee, the option may be exercised only by the optionee unless such option has been disposed of pursuant to a Qualified Domestic Relations Order. No option or interest or right therein or part thereof will be liable for the debts, contracts or engagements of the optionee or the optionee's successors in interest or will be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means, whether voluntary, involuntary or by operation of law.

     Optionees will not be, nor have any of the rights or privileges of, a stockholder of the Company as to shares covered by the option until such shares are issued by the Company and delivered to such optionees.

     Restricted Stock and shares acquired through the exercise of an option shall be subject to the restrictions on ownership and transfer set forth in the Company's Charter. The Committee (or the Board, in the case of awards to Independent Directors), in its discretion, may impose such restrictions on the transferability of shares purchasable upon exercise of an option as it deems appropriate. Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares. The Committee may require the employee to give prompt notice of any disposition of shares of Common Stock, acquired by exercise of an ISO, within two years from the date of granting such option or one year after the transfer of such shares to such employee.

     The Company requires participants to discharge withholding tax obligations in connection with the exercise of any option granted under the Restated Plan, or the lapse of restrictions on restricted stock, as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Committee to disapprove such use and certain other conditions.

AMENDMENT AND TERMINATION

     Generally, the Restated Plan can be amended, modified, suspended or terminated by the Board or the Committee. Without approval of the Company's stockholders given within twelve months before or after the action by the Committee or the Board, however, no action of the Committee or the Board may increase the limits imposed on the maximum number of shares which may be issued under the Restated Plan or modify the Award Limit (except for adjustments as described above), and no action of the Committee or the Board may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. In addition, except as permitted by the applicable exemptive conditions of Rule 16b-3, the provisions of the Restated Plan relating to the formula option grants to Independent Directors, including the amount, price and timing thereof, may not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act, as amended, or the respective rules thereunder, and such amendments must be adopted by action of the Board. Amendments to the Restated Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the Restated Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. participants in the Restated Plan, and is intended for general information only. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality. Depending on the interaction of Section 83(a) of the Code with the provisions of Rule 16b-3 which apply to the Restated Plan at the time of the grant of options and restricted stock, the tax consequences to persons subject to Section 16 may be different from the general consequences described below.

     Section 162(m). Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total annual compensation for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "qualified performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the performance-based exception if the awards are made by a qualifying compensation committee under a plan that has been approved by the Company's stockholders, the plan sets the maximum number of shares that can be granted to any particular employee within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock granted under the Restated Plan will not qualify as "qualified performance-based compensation" for purposes of Section 162(m) unless such restricted stock vests upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company. Thus, the Company expects that restricted stock granted under the Restated Plan will not constitute "qualified performance-based compensation" for purposes of Section 162(m).

     It is the practice of the Committee to attempt to have all compensation treated as tax-deductible compensation wherever, in the judgment of the Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation is paid. Accordingly, the Board of Directors is asking stockholders to approve the Restated Plan in compliance with requirements of Section 162(m). In general, the Company intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m) with respect to option grants, including option pricing requirements and requirements governing the administration of the Restated Plan, so that, upon stockholder approval of the Restated Plan, the deductibility of compensation paid to top executives pursuant to options issued thereunder is not expected to be disallowed.

     Nonqualified Stock Options. For federal income tax purposes, the recipient of NQSOs granted under the Restated Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will realize ordinary income, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. Subject to the deductibility limits of Section 162(m), upon exercise of a NQSO by an employee of the Company or a Company subsidiary or by an Independent Director, the Company will be entitled to a deduction in an amount equal to such difference. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO.

     The tax consequence resulting from the exercise of a NQSO through delivery of already-owned Company shares are not completely certain. In published rulings, the Internal Revenue Service has taken the position that, to the extent an equivalent value of shares is acquired, the optionee will recognize no gain and the employee's basis in the stock acquired upon such exercise is equal to the employee's basis in the surrendered shares, that any additional shares acquired upon such exercise are compensation to the employee taxable under the rules described above and that the employee's basis in any such additional shares is their then-fair market value.

     Incentive Stock Options. There is no taxable income to an optionee when an ISO is granted to him or when that option is exercised; provided, however, that upon exercise the optionee's alternative minimum taxable income will generally include an amount equal to the difference between the option exercise price and the fair market value at the time of exercise. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and, subject to the deductibility limits of Section 162(m), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income. An ISO exercised more than three months after an optionee's termination of employment, other than by reason of death or disability, will be taxed as a NQSO, with the optionee deemed to have received income upon such exercise taxable at ordinary income rates. Subject to the deductibility limits of Section 162(m), the Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     The tax consequences resulting from the exercise of an ISO through delivery of already-owned shares of Common stock are not completely certain. In published rulings and proposed regulations, the Internal Revenue Service has taken the position that generally the employee will recognize no income upon such stock-for-stock exercise, that, to the extent an equivalent number of shares is acquired, the employee's basis in the shares acquired upon such exercise is equal to the employee's basis in the surrendered shares increased by any compensation income recognized by the employee, that the employee's basis in any additional shares acquired upon such exercise is zero and that any sale or other disposition of the acquired shares within the one- or two- year period described above will be viewed first as a disposition of the shares with the lowest basis.

     Restricted Stock. An employee or Independent Director to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the grantee will realize ordinary income and, subject to the deductibility limits of Section 162(m), the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. Grantees of restricted stock may not make an election under Section 83(b) of the Code.

REQUIRED VOTE AND RELATED MATTERS

      The affirmative vote of a majority of the total shares, present in person or represented by proxy at the Annual Meeting, is required to approve the Restated Plan, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment thereto.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5. PROXIES WILL BE VOTED FOR THE RESTATED PLAN, AS AMENDED BY THE FIRST AMENDMENT, THE SECOND AMENDMENT, THE THIRD AMENDMENT, THE FOURTH AMENDMENT AND THE FIFTH AMENDMENT, UNLESS STOCKHOLDERS DESIGNATE OTHERWISE.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 31, 1997 regarding beneficial ownership of the Common Stock of the Company by (1) each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock, (2) each director and nominee for director of the Company, (3) the Chief Executive Officer and other current and former executive officers of the Company and (4) the Company's current and former executive officers and directors as a group.

                                                                                 Shares Beneficially Owned
                                                                         ------------------------------------------
                                                                            Amount and Nature of         Percent of
                                                                         Beneficial Ownership(a)(b)       Class(c)
                                                                         --------------------------      ----------
Name of Beneficial Owner
------------------------
Prometheus Western Retail, LLC                                                 4,006,434(d)              24.8% (e)
  30 Rockefeller Plaza
  New York, NY 10020

Merrill Lynch & Co., Inc.                                                      1,416,525(f)(g)            8.8%
  World Financial Center, North Tower
  250 Vesey Street, New York, NY 10281

Prudential Insurance Company of America                                        1,146,621(h)               7.1%
  Prudential Plaza
  751 Broad Street
  Newark, New Jersey 07102-3777

Alex Brown Investment Management                                               1,071,789(i)               6.6%
  1345 East Baltimore Street
  Baltimore, MD 21202

First Pacific Advisors, Inc.                                                   1,089,168(j)               6.7%
  11400 W. Olympic Blvd., Ste. 1200
  Los Angeles, CA  90064

Heitman PRA Securities Advisors                                                  980,400(k)               6.1%
  180 N. La Salle St., Ste. 3600
  Chicago, IL 60601

Haagen Limited Partnership                                                     3,420,796(b)(l)           17.9%

Alexander Haagen III                                                             272,125(b)(m)            1.7%

Fred W. Bruning                                                                  336,083(b)(n)            2.0%

Stuart J.S. Gulland                                                               46,250(o)                 *

Steven M. Jaffe                                                                    6,289(p)                 *

R. Bruce Andrews                                                                  15,600(p)                 *

Warner Heineman                                                                   17,600(p)                 *

Fred L. Riedman                                                                   10,600(p)                 *

Robert T. Barnum                                                                      --                    *

Edward D. Fox                                                                         --                    *

Anthony E. Meyer                                                                      --                    *

Arthur P. Solomon                                                                     --                    *

All Directors and Executive                                                    4,134,491(b)(o)(p)(q)     20.9%
Officers as a group (4 persons)

_______________

* Less than 1%

(a) For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of shares of Common Stock listed in this table have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(b) Includes shares of Common Stock issuable upon exchange of partnership units ("OP Units") in Alexander Haagen Properties Operating Partnership, L.P. which are exchangeable within 60 days. As of December 31, 1997, the number of OP Units owned by the current and former executive officers of the Company was as follows: Alexander Haagen III--140,664, Seymour Kreshek-- 416,993, Fred W. Bruning--262,333, and the Haagen Limited Partnership-- 2,839,284.

(c) Based on 16,174,848 shares of Common Stock outstanding as of December 31, 1997.

(d) The Schedule 13G filed by the stockholder indicates sole voting power and sole dispositive power with respect to all shares.

(e) The stockholder acquired an additional 2,700,000 shares of Common Stock on February 13, 1998. Assuming consummation of the purchase of all shares of Common Stock to be purchased pursuant to a certain purchase agreement between the stockholder and the Company and assuming no other changes, the percent of class would equal 56.5%.

(f) The Schedule 13G filed by the stockholder indicates shared investment and dispositive power with respect to all shares.

(g) Includes shares that the holder has the right to acquire through the exchange of 7 1/4% exchangeable subordinated debentures due in 2003.

(h) The Schedule 13G filed by the stockholder indicates 1,146,621 shares beneficially owned, shared voting power with respect to 934,400 shares and shared dispositive power with respect to 934,500 shares.

(i) Although the stockholder has not filed a Schedule 13G, the Company believes that the stockholder owns the number of shares indicated and has sole voting and dispositive power with respect to a majority of such shares.

(j) The Schedule 13G filed by the stockholder indicates shared voting power with respect to 290,556 shares and shared dispositive power with respect to 1,089,168 shares.

(k) The Schedule 13G filed by the Stockholder indicates sole voting power with respect to 925,000 shares, sole dispositive power with respect to 963,800 shares and shared dispositive power with respect to 16,600 shares.

(l) Includes stock totaling 40,000 shares held by Alexander and Charlotte Haagen. In addition, includes options to purchase 165,000 shares of Common Stock which are exercisable within 60 days, held by Alexander and Charlotte Haagen.

(m) Includes options to purchase 282,500 shares of Common Stock which are exercisable within 60 days outstanding as of December 31, 1997.

(n) Includes options to purchase 68,750 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 113,750 shares of Common Stock outstanding as of December 31, 1997 which are not exercisable within 60 days.

(o) Includes options to purchase 41,250 shares which are exercisable within 60 days, but does not include options to purchase 101,250 shares of Common Stock outstanding as of December 31, 1997 which are not exercisable within 60 days.

(p) Includes options to purchase 7,600 shares of Common Stock which are exercisable within 60 days. Does not include options to purchase 6,600 shares of Common Stock which are not exercisable within 60 days

(q) Includes options to purchase 1,289 shares of Common Stock which are exercisable within 60 days, but does not include options to purchase 88,141 shares of Common Stock which are not exercisable within 60 days.

                               EXECUTIVE OFFICERS

     The following table sets forth the names, ages and positions of each of the Company's executive officers.

        Name                       Age                        Position
        ----                       ---                        --------
Edward D. Fox                      50           President, Chief Executive Officer and Director

Fred W. Bruning                    47           Former Senior Vice President--Chief Investment
                                                Officer and Director

Stuart J.S. Gulland                36           Senior Vice President, Chief Financial Officer and
                                                Director

William P. Hewitt                  48           Senior Vice President of Leasing

Steven M. Jaffe                    36           Senior Vice President, General Counsel and Secretary

Joseph F. Paggi, Jr.               59           Senior Vice President of Properties

     In addition to Messrs. Fox and Gulland, whose biographies appear above, the following persons are executive officers of the Company:

     Fred W. Bruning served as Senior Vice President and Chief Investment Officer of the Company. Mr. Bruning informed the Company that he was resigning effective May 20, 1998. He had been with the Company since its formation in September 1993. Mr. Bruning served as Chief of Staff of The Alexander Haagen Company, Inc. from 1985 to 1993. Prior to that time, Mr. Bruning was Vice President of Development for Price Development Company, a developer of regional and community shopping centers in the Western United States, from 1984 to 1985. Mr. Bruning served as Vice President of Development for the Torrance Company from 1983 to 1984 and as Territorial Real Estate Director for Sears Roebuck & Co. from 1980 to 1983. Mr. Bruning is a member of the California Bar Association, the International Council of Shopping Centers and Lambda Alpha, an honorary real estate society.

     William P. Hewitt, Senior Vice President of Leasing, joined the Company in April 1998. Previously, Mr. Hewitt served as a Senior Vice President of Forest City Development, where he was responsible for its West Coast commercial real estate portfolio, totaling in excess of five million square feet. Mr. Hewitt was with Forest City Development since 1988. From 1984 to 1987, he served as Vice President/Director of Leasing for MacDonald Group. Mr. Hewitt is a graduate of California State University at Northridge.

     Steven M. Jaffe, Senior Vice President, General Counsel, and Secretary of the Company, has been with the Company since September 1993. Mr. Jaffe has served as counsel for The Alexander Haagen Company since 1990. Prior to his employment with The Alexander Haagen Company, Mr. Jaffe was an associate with the Los Angeles law firm of Pircher, Nichols and Meeks. Mr. Jaffe is a member of the California Bar Association. Mr. Jaffe is a graduate of the University of California at Berkeley and Hastings College of the Law.

     Joseph F. Paggi, Jr., Senior Vice President of Properties, joined the Company in April 1998. Prior to that, Mr. Paggi had been a Senior Vice President of Blatteis Realty Co., a 75 year old firm specializing in retail properties nationally. Mr. Paggi has served as a consultant for Waterfront Renaissance Associates, owner/developer of Philly Walk, scheduled to open in the year 2000, and as retail development consultant to Playa Capital Company, LLC, the successor to Maguire Thomas Partners for the development of Playa Vista, a 1300 acre mixed-use project near Marina Del Rey, California. From 1988 to 1993 Mr. Paggi was a national retail consultant for Maguire Thomas Partners and prior to that time was responsible for the predevelopment design and leasing of the San Francisco Centre and the Beverly Center in Los Angeles. He is a graduate of UCLA and Loyola University School of Law.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation awarded to, earned by or paid during the fiscal years ended December 31, 1995, 1996 and 1997 to the Company's Chief Executive Officer and six other current and former executive officers of the Company (the "Named Executive Officers").

                                                                                                    Long Term
                                                   Annual Compensation                             Compensation
                                        --------------------------------------    ----------------------------------------------
                                                  Annualized
                                                   Salary at                                   Securities
         Name and                                   End of       Actual Salary                 Underlying         All Other
     Principal Position                 Year       Year($)(a)     Paid ($)(a)     Bonus($)     Options (#)(b)  Compensation($)
     ------------------                 ----       ---------      ------------    -------     --------------   -----------------
EDWARD D. FOX (c)                        1997        375,000        74,000           0               0                  0
President and Chief Executive Officer    1996              0             0           0               0                  0
                                         1995              0             0           0               0                  0

ALEXANDER HAAGEN, SR.(d)                 1997        200,000       119,546           0               0                  0
Former Chairman, Chief Executive         1996         24,800        24,800           0               0                  0
 Officer and President                   1995         24,600        24,600           0          27,500                  0

ALEXANDER HAAGEN III(d)                  1997        100,000        65,997           0         200,000                  0
Former Vice Chairman                     1996         24,800        24,800           0               0                  0
                                         1995         24,600        24,600           0          27,500                  0

FRED W. BRUNING (e)                      1997        315,000       311,904      76,501         100,000                  0
Former Senior Vice President and         1996        300,000       339,700     108,900               0                  0
Cheif Investment Officer                 1995        212,000       211,600     141,100          27,500                  0

STUART J.S. GULLAND                      1997        175,000       177,531           0          60,000                  0
Senior Vice President and Chief          1996        139,500       138,000      50,000               0                  0
 Financial Officer                       1995        135,000       100,000           0          82,500                  0

STEVEN M. JAFFE                          1997        175,000       188,462           0          87,500                  0
Senior Vice President, General           1996        175,000       171,657           0               0                  0
 Counsel and Secretary                   1995        140,000       141,301           0           1,293                  0

CHARLOTTE HAAGEN(d)                      1997         25,000        27,671           0               0                  0
Former Vice President                    1996         24,800        24,800           0               0                  0
                                         1995         24,600        24,600           0          27,500                  0

________________

(a) Includes accrued vacation paid out.

(b) Represents options to purchase Common Stock granted under the Restated Plan. The 1995 options vest over a four-year period and are exercisable in cumulative 25% installments commencing one year from the date of grant at $11.625 to $18.00 per share. The 1997 options vest over a three-year period, are also tied to stock price performance, and have exercise prices ranging from $15.00 to $15.50. See "-- Aggregated Option Exercises and Fiscal Year-End Option Value Table."

(c) Mr. Fox served as interim President and Chief Executive Officer from November 24, 1997 through March 11, 1998 when he was named as President and Chief Executive Officer. His annual salary was effective as of March 30, 1998. He also received 60,000 shares of restricted stock and options to purchase 210,000 shares of Common Stock, effective as of March 30, 1998. In addition, the Company has agreed to grant Mr. Fox options to purchase an additional 90,000 shares of Common Stock if the stockholders approve the Fifth Amendment as proposed herein.

(d) Messrs. Haagen, Sr. and Haagen III and Mrs. Haagen resigned from the Company effective November 24, 1997.

(e) Mr. Bruning resigned from the Board effective April 30, 1998 and as an officer of the Company effective May 20, 1998.

OPTION GRANTS

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                                Annual Rates of
                                                                                                  Stock Price       Alternative
                                                                                                Appreciation for    to and Grant
                                       Individual Grants                                          Option Term       Date Value
----------------------------------------------------------------------------------------------------------------------------------
                                   Number of   Percent of Total
                                  Securities     Options/SARs
                                   underlying     Granted to     Exercise of                                        Grant Date
                                  option/SARs    Employees in    Base Price   Expiration                               Present
   Name                           Granted (#)     Fiscal Year      ($/Sh)        Date          5%($)       10%($)      Value $
   ----                          ------------  ----------------  ----------   ----------      ------      ------       -------
Edward D. Fox                             0                0             -            -           -            -            -
President and Chief
Executive Officer

Alexander Haagen, Sr.(a)                  0                0             -            -           -            -            -
Former Chairman, Chief Executive
Officer and President

Alexander Haagen III(a)             200,000             37.2%        15.00      5/30/07   2,680,789    6,045,529      487,500
Former Vice Chairman

Fred W. Bruning(b)                  100,000             18.6%        15.00      5/30/07   1,340,394    3,022,764      243,750
Former Senior Vice President and
Chief Investment Officer

Stuart J.S. Gulland                  60,000             11.2%        15.00      5/30/07     804,237    1,813,659      146,250
Senior Vice President and Chief
Financial Officer

Steven M. Jaffe (c)                  87,500             16.3%      15.00 -      2/27/07   1,159,095    2,631,169      199,531
Senior Vice President and                                            15.50      5/30/07
General Counsel

Charlotte Haagen(a)                       0                0             -            -           -            -            -
Former Vice President

(a) Messrs. Haagen, Sr. and Haagen III and Mrs. Haagen resigned from the Company effective November 24, 1997.

(b) Mr. Bruning resigned from the Board effective April 30, 1998 and as an officer of the Company effective May 20, 1998.

(c) Mr. Jaffe received two option grants during the last fiscal year. The first was on February 27, 1997 for 27,500 shares of stock at an exercise price of $15.50 per share, the second was on May 30, 1997 for 60,000 shares of stock at an exercise price of $15.00 per share.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information related to the exercise of stock options during the year ended December 31, 1997 by each of the Named Executive Officers and the 1997 fiscal year-end value of unexercised options.

                                                                             Number of           Value of Unexercised
                                                                            Unexercised              In-the-Money
                                                                         Options at FY-End        Options at FY-End
                                Shares Acquired                            Exercisable/              Exercisable/
       Name                      on Exercise(#)     Value Realized($)    Unexercisable(#)          Unexercisable($)
       ----                      -------------      ----------------     ---------------           ---------------
Edward D. Fox                         0                    0                         0/0           $           0/$0
Alexander Haagen, Sr.(a)              0                    0                    82,500/0           $     159,844/$0
Alexander Haagen III(a)               0                    0                   282,500/0           $     647,344/$0
Fred W. Bruning(b)                    0                    0              68,750/113,750           $79,922/$323,672
Stuart J.S. Gulland                   0                    0              41,250/101,250           $79,922/$226,172
Steven M. Jaffe                       0                    0                1,289/88,141           $ 7,452/$203,217
Charlotte Haagen(a)                   0                    0                    82,500/0           $     159,844/$0

________________

(a) Messrs. Haagen, Sr. and Haagen III and Mrs. Haagen resigned from the Company effective November 24, 1997.

(b) Mr. Bruning resigned from the Board effective April 30, 1998 and as an officer of the Company effective May 20, 1998.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     On November 24, 1997, Alexander Haagen, Sr., Alexander Haagen III, and Charlotte Haagen resigned from their positions with the Company, and the Company entered into a Separation Agreement and Release (the "Separation Agreement") with Alexander Haagen, Sr., Alexander Haagen III, Charlotte Haagen, and certain related persons (together, the "Haagen Family"). Pursuant to the Separation Agreement, the Company agreed to pay to the Haagen Family approximately $2.7 million in cash, to accelerate vesting of all granted stock options and restricted stock awards, to grant and vest all previously committed restricted stock awards, and to purchase from the Haagen Family or cause to be purchased on May 25, 1998, substantially all of the Common Stock and OP Units owned by the Haagen Family at market price, but no lower than $17.00 per share. In addition, for certain defined periods the Company agreed to continue to provide the Haagen Family certain medical benefits and administration assistance.

     On November 24, 1997, Edward D. Fox was appointed as interim President and Chief Executive Officer. On March 11, 1998, Mr. Fox accepted the position on a permanent basis and entered into an employment agreement with the Company providing for his employment as President and Chief Executive Officer until March 2001. During the term of such contract, compensation will be paid to Mr. Fox at the annual rate of $375,000 or should the Board of Directors increase such salary, at the then present salary. Mr. Fox's employment contract also provides for a bonus of $282,000 if he is employed by the Company on December 31, 1998 and an additional $93,000 if he is employed by the Company on March 9, 1999. Bonuses in future years are to be as determined by the Board of Directors. On March 30, 1998, the Company granted Mr. Fox 60,000 shares of restricted stock and options to purchase 210,000 shares of Common Stock at an exercise price of $16.875 per share subject to vesting requirements under the Restated Plan. In addition, the Company has agreed to grant Mr. Fox options to purchase an additional 90,000 shares of Common Stock at an exercise price of $16.875 per share, subject to the vesting requirements under the Restated Plan, if the stockholders approve the Fifth Amendment herein.

     Effective May 20, 1998, Fred W. Bruning resigned from his positions with the Company, and the Company has entered into a Separation Agreement and Release (the "Bruning Separation Agreement") with Mr. Bruning. Pursuant to the Bruning Separation Agreement, the Company agreed (i) to pay to Mr. Bruning approximately $236,000 in continued salary over a nine month period during which Mr. Bruning has agreed to provide the Company with consulting services, (ii) to accelerate vesting of granted stock options that would have vested within three months of Mr. Bruning's resignation, (iii) to extend the expiration of vested options from 90 days following termination to one year, and (iv) to forbear on collecting amounts owed the Company under a loan agreement with Mr. Bruning for a maximum of six months after it becomes due and payable pursuant to its terms. In addition, the Company agreed to continue to provide Mr. Bruning certain medical benefits for one year following his termination.

     The Company has entered into an employment agreement with Mark Granados, dated as of January 2, 1998, providing for his employment as Vice President, Director of Acquisitions until December 31, 2000. During the term of such contract, compensation will be paid to Mr. Granados at the annual rate of $250,000 or should the Board of Directors increase such salary, at the then present salary. Mr. Granados' employment contract also provides for bonuses as determined by the Board of Directors. Pursuant to Mr. Granados' employment contract, the Company has agreed to make a home equity loan to Mr. Granados in the amount of $250,000, which shall have a term equal to Mr. Granados' term of employment with the Company and shall not bear any interst as long as Mr. Granados is employed by the Company. Effective January 2, 1998, the Company granted Mr. Granados options to purchase 100,000 shares of Common Stock subject to vesting requirements under the Restated Plan.

     The Company has entered into an employment agreement with William P. Hewitt, dated as of April 27, 1998, providing for his employment as Executive Vice President of Leasing until April 27, 2001. During the term of such contract, compensation will be paid to Mr. Hewitt at the annual rate of $250,000 or should the Board of Directors increase such salary, at the then present salary. Mr. Hewitt's employment contract also provides for bonuses as determined by the Board of Directors. Effective April 27, 1998, the Company granted Mr. Hewitt 6,225 shares of restricted stock and options to purchase 100,000 shares of Common Stock subject to vesting requirements under the Restated Plan.

      The Company has entered into an employment agreement with Joseph F. Paggi, Jr., dated as of April 27, 1998, providing for his employment as Executive Vice President of Properties until April 27, 1999. During the term of such contract, compensation will be paid to Mr. Paggi at the annual rate of $200,000 or should the Board of Directors increase such salary, at the then present salary. Mr. Paggi's employment contract also provides for bonuses as determined by the Board of Directors. Effective April 27, 1998, the Company granted Mr. Paggi 12,451 shares of restricted stock and options to purchase 100,000 shares of Common Stock subject to vesting requirements under the Restated Plan.

     The Bylaws of the Company provide for indemnification of the officers, directors, employees and agents of the Company pursuant to the Maryland General Corporation Law. The Maryland General Corporation Law permits the indemnification of any officer, director, employee or agent of the Company against expenses and liabilities in any action arising out of such person's activities on behalf of the Company, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or in a manner he had no reasonable cause to believe was unlawful.

STOCK PERFORMANCE GRAPH

The graph below compares cumulative total return of the Company, the S&P 500 Index and the SNL Retail REIT Index(*) from December 17, 1993 to December 31, 1997. The comparison assumes $100 was invested on December 17, 1993 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of Dividends before consideration of income taxes.

                                [GRAPH APPEARS HERE]

                                                     Period Ending

                             12/17/93    12/31/94      12/31/95       12/31/96       12/31/97
                             -----------------------------------------------------------------
Alex Haagen Pptys             100.00       97.88          84.99         114.01        147.40
S&P 500 Total Return          100.00      101.42         139.54         171.44        228.67
SNL Retail REITs              100.00      105.08         111.63         150.13        175.80

* The SNL Retail REIT Index is a peer group index comprised of the following companies: Agree Realty Corporation, Alexander Haagen Properties, Inc., Arbor Property Trust, Atlantic Realty Trust, Bradley Real Estate, Inc., Burnham Pacific Properties, CBL & Associates Properties, Chelsea GCA Realty, Inc., Commercial Net Lease Realty, Crown American Realty Trust, DeBartolo Realty Corporation, Developers Diversified Realty, EQK Realty Investors, Excel Realty Trust, Inc., FAC Realty, Inc., Federal Realty Investment, First Union Real Estate, First Washington Realty Trust, General Growth Properties, Glimcher Realty Trust, Horizon Group, Inc., HRE Properties, IRT Property Company, JDN Realty Corp., JP Realty, Inc., Kimco Realty Corporation, Kranzco Realty Trust, The Macerich Company, Malan Realty Investors, Inc., Mark Centers Trust, Mid-America Realty Investments, Mid-Atlantic Realty Trust, The Mills Corporation, New Plan Realty Trust, One Liberty Properties, Price REIT, Inc., Prime Retail, Inc., Ramco-Gershenson Properties, Realty Income Corporation, Regency Realty Corp., Royale Investments, Inc., Saul Centers, Inc., Simon DeBartolo Group, Sizeler Property Investors, Tanger Factory Outlet Centers, Taubman Centers, Inc., Urban Shopping Centers, Inc., USP Real Estate Investment, Vornado Realty Trust, Weingarten Realty Investors and Western Investment. The graph presented here was prepared by SNL Securities L.C. ("SNL"). SNL has informed the Company that the graph was prepared from sources believed by SNL to be reliable, but SNL
(i) does not warrant in any way the information supplied; (ii) disclaims any liability resulting in any way from said information; and (iii) reserves all copyright rights in the graph.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to February 25, 1994, the Compensation Committee consisted of Alexander Haagen, Sr., Alexander Haagen III and Seymour Kreshek, each of whom was an executive officer and director of the Company and HPMI. On February 25, 1994, such persons resigned and were replaced by Messrs. Heineman (Chairman), Riedman, and Bradley (who was replaced by Mr. Andrews on February 28, 1997). In August 1997, Mr. Barnum was appointed to the Compensation Committee. None of the Compensation Committee members is or has been an officer or employee of the Company. The Compensation Committee took no action between December 16, 1993, which was prior to the Company's initial public offering, and February 25, 1994. For a description of the background of each of these individuals, see "Election of Directors." For a discussion of interrelationships involving members of the Compensation Committee or other directors of the Company, see "Certain Relationships and Related Transactions."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation and benefit practices of the Company are established and governed by the Compensation Committee. The Compensation Committee establishes the general compensation policy of the Company, approves compensation of the senior executive officers of the Company and administers the Restated Plan and any other stock option or employee benefit plans which may be established by the Company.

     The Company's compensation program will look both to the short and long term, balancing compensation to reward past performance and give incentives for superior performance over the long term. The Compensation Committee will utilize base salary, cash bonuses, stock options and other performance based compensation as part of its program. The Compensation Committee believes in working with management to design compensation structures which will best serve these goals. The Compensation Committee will establish specific compensation policies prior to any future executive compensation determinations.

     The compensation paid to the Company's Chief Executive Officer and other executive officers is consistent with the policies of the Company's current compensation program. The cash salaries that were paid in the past to Alexander Haagen, Sr., Alexander Haagen III and Charlotte Haagen were substantially less than the salaries paid to the other executive officers because it was believed that such officers' significant equity ownership in the Company provided appropriate performance incentives.

     During 1993, the Code was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the chief executive officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Generally, it is the Company's policy to qualify compensation (other than restricted stock) paid to its top executives for deductibility under Section 162(m) in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and the compensation paid to the Company's "covered employees" for the 1997 taxable year, all compensation payable by the Company in 1997 to such covered employees should be deductible by the Company.

     Three of the current Compensation Committee members were appointed in February 1994, while the fourth member was appointed in August 1997. No executive compensation was paid by the Company for the period from the Company's formation through December 31, 1993. Base salaries and bonus eligibility for 1995, 1996 and 1997 for Alexander Haagen, Sr., Alexander Haagen III, Charlotte Haagen, and Fred Bruning, were determined in connection with the Company's initial public offering of Common Stock and the formation of the Company, and not by the Compensation Committee, except that such agreement with Mr. Bruning terminated in 1995 and was renegotiated and approved by the Compensation Committee but which terminated in December 1996 and has not been renewed. The options to purchase 55,000 shares of Common Stock granted in December 1993 to each of Alexander Haagen, Sr., Alexander Haagen III, Charlotte Haagen, and Fred Bruning, were granted by the Board prior to the initial public offering of the Company's Common Stock. On August 14, 1995, each of the Named Executive Officers then serving were granted an option to purchase 27,500 shares of Common Stock. On February 27, 1997, each of the then Named Executive Officers were granted restricted shares, which vest over a three year period, in the following amounts: Alexander Haagen, Sr.-30,000 shares; Alexander Haagen III-20,000 shares; Charlotte Haagen-10,000 shares; Fred W. Bruning-5,000 shares; Stuart J.S. Gulland-5,000 shares; and Steven M. Jaffe-5,000 shares. On February 27, 1997 each Independent Director was granted 1,000 shares of restricted stock which vest over a three-year period. On January 2, 1998, Mark Granados was granted options to purchase 100,000 shares of Common Stock. On March 11, 1998, Edward D. Fox was granted 60,000 shares of restricted stock and options to purchase 210,000 shares of Common Stock. In addition, the Company has agreed to grant Mr. Fox options to purchase an additional 90,000 shares of Common Stock if the Stockholders approve the Fifth Amendment as proposed herein. Effective April 27, 1998, William P. Hewitt was granted 6,225 shares of restricted stock and options to purchase 100,000 shares of Common Stock. Effective April 27, 1998, Joseph F. Paggi, Jr. was granted 12,451 shares of restricted stock and options to purchase 100,000 shares of Common Stock. The Compensation Committee believes that significant equity interests in the Company held by the Company's management serve to retain and motivate management.

Date: May 26, 1998                       Warner Heineman (Chairman)
                                         R. Bruce Andrews
                                         Fred L. Riedman
                                         Robert T. Barnum

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     An agreement existed between Baldwin Hills Associates (a predecessor affiliate) and the Community Redevelopment Agency of the City of Los Angeles ("LACRA") in connection with the development of Baldwin Hills Crenshaw Plaza which provided for the LACRA to participate in net cash flows from operations and net sales proceeds. Upon transfer of property to the Operating Partnership, the LACRA's participation rights under the agreement were terminated. No payments under such agreement were made through December 27, 1993. The LACRA and Baldwin Hills Associates have settled a dispute as to the LACRA's portion of the proceeds received by Baldwin Hills Associates upon sale of the property to the Operating Partnership. The settlement has no impact on the Company and is confined to resolution between the LACRA and Baldwin Hills Associates. Certain current and former executive officers and directors of the Company, including Alexander Haagen, Sr., Charlotte Haagen, Seymour Kreshek and Fred Bruning, are partners in Baldwin Hills Associates.

     Under the terms of the current ground lease with respect to Media City Center with the Burbank Agency, the Company is obligated to pay fixed base rent of $1,000 per year. The Burbank Agency was also entitled to receive certain net cash flows from operations and certain net proceeds upon any future sale or transfer of the Property. However, in November 1994, the Company and the Burbank Agency entered into agreements, which (i) terminated the Burbank Agency's rights to participate in net cash flows and net sales or financing proceeds from Media City Center, (ii) eliminated the Burbank Agency's consent rights with respect to encumbrances on the property, and (iii) changed the zoning restrictions on two adjacent parcels to permit retail development on these parcels. In consideration, the Operating Partnership paid $5.0 million to the Burbank Agency. The two adjacent parcels were previously owned by Haagen-Burbank Partnership (a predecessor affiliate), which contributed its rights to such parcels to the Company without remuneration. Under the revised use restrictions, the City of Burbank will permit up to 50,000 square feet of development on the two parcels provided that there is at least one retail tenant of 25,000 square feet of gross leasable area. Certain current and former officers and directors of the Company, including Alexander Haagen, Sr., Charlotte Haagen, Seymour Kreshek and Fred Bruning are partners in Haagen-Burbank Partnership.

     Through December 31, 1997, HPMI managed for a fee all of the Company's properties pursuant to Management Agreements dated as of December 27, 1993, except for six (6) properties which HPMI managed pursuant to Management Agreements dated March 14, 1995. HPMI also managed for a fee certain properties not owned by the Company. HPMI received approximately $4,013,000 in executive and property management fees, $2,077,000 in leasing and legal fees and $1,240,000 in acquisition and construction fees from the Operating Partnership and realized $20,000 net income for the year ended December 31, 1997. The Company was the holder of all of the issued and outstanding non-voting preferred stock of HPMI, with a 95% economic interest therein, and the holders of all of the issued and outstanding voting common stock of HPMI, with a 5% economic interest therein, were Alexander Haagen, Sr., Alexander Haagen III, Charlotte Haagen and Seymour Kreshek, the former Chairman and Chief Executive Officer, former Vice Chairman, former Vice President, and former Senior Vice President-Chief Financial Officer of the Company, respectively. In connection with the Separation Agreement, between the Haagen family and the Company resulting from their retirement, the Company purchased the remaining 5% economic interest in HPMI. As a result, the Company has full control over the operations of HPMI.

     In December 1997, the Company extended a loan of $3,138,586 to Fred W. Bruning. Interest on the loan is at a rate of 7.45%. The loan is secured by all of Mr. Bruning's actual and beneficial ownership interest in the Company. The loan matures in December 2004, but will become due in full six months following the termination of Mr. Bruning's employment with the Company. As a part of the Bruning Severance Agreement, the Company has agreed to forbear on collecting the loan for a maximum additional six months provided that Mr. Bruning complies with the Bruning Severance Agreement.

     The Company's headquarters in Manhattan Beach, California are owned by a partnership in which Alexander Haagen, Sr., Charlotte Haagen, Alexander Haagen III and Seymour Kreshek are partners. At the time of the Company's initial public offering, the current lease on the headquarters was assigned from The Alexander Haagen Company, Inc. to HPMI, which subleases space to the Company and the Operating Partnership. HPMI paid $350,358 pursuant to such lease for the year ended December 31, 1997.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP audited the Company's financial statements for the fiscal year ended December 31, 1997, and has been the Company's independent auditors since June 1992. The Board of Directors has selected Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so, and it is expected that such representative will be available to respond to appropriate questions from the stockholders at the Annual Meeting.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1999 ANNUAL MEETING

     Any stockholder intending to submit to the Company a proposal for inclusion in the Company's proxy materials relating to the 1999 Annual Meeting must submit such proposal so that it is received by the Company no later than December 5, 1998.

                                 OTHER MATTERS

     The Company is not aware of any matters that may be presented for action by the stockholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 1997, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT 3500 SEPULVEDA BOULEVARD, MANHATTAN BEACH, CALIFORNIA 90266.

     STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors,


                                    /s/ Steven M. Jaffe

                                    STEVEN M. JAFFE
                                    Secretary


May 26, 1998
Manhattan Beach, California

                                                                       EXHIBIT A

        FIFTH AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION
                AND INCENTIVE PLAN FOR OFFICERS, DIRECTORS AND
              KEY EMPLOYEES OF ALEXANDER HAAGEN PROPERTIES, INC.,
            ALEXANDER HAAGEN PROPERTIES OPERATING PARTNERSHIP, L.P.

                                      AND

                        HAAGEN PROPERTY MANAGEMENT, INC.

          Alexander Haagen Properties, Inc., a Maryland corporation, Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership, and Haagen Property Management, Inc., a California corporation, adopted The 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Alexander Haagen Properties, Inc., Alexander Haagen Properties Operating Partnership, L.P. and Haagen Property Management, Inc., effective December 10, 1993, for the benefit of their eligible employees and directors. Such plan was amended on August 14, 1995 and was amended and restated on February 28, 1996 (such amended and restated plan is hereinafter referred to as the "Plan"). An amendment to the Plan was authorized by a resolution of the Board of Directors of the Company on November 19, 1996 (such amendment to the Plan is hereinafter referred to as the "First Amendment"). A second amendment was authorized by a resolution of the Board of Directors of the Company on February 27, 1997 (such amendment to the Plan is hereinafter referred to as the "Second Amendment"). A third amendment to the Plan was authorized by a resolution of the Compensation Committee of the Board of Directors of the Company on May 30, 1997 (such amendment to the Plan is hereinafter referred to as the "Third Amendment"). A fourth amendment to the Plan was authorized by a resolution of the Compensation Committee of the Board of Directors of the Company on July 8, 1997 (such amendment to the Plan is hereinafter referred to as the "Fourth Amendment").
The Plan consists of three plans: (i) one for the benefit of the key employees of Alexander Haagen Properties, Inc. and the Company Subsidiaries (as defined in the Plan), (ii) one for the benefit of the Independent Directors (as defined in the Plan) and (iii) one for the benefit of key employees of Alexander Haagen Properties Operating Partnership, L.P., a California limited partnership, and the Operating Partnership Subsidiaries (as defined in the Plan), Haagen Property Management, Inc., a California corporation, and the HPMI Subsidiaries (as defined in the Plan) and the directors of Haagen Property Management, Inc.

          As allowed by Section 9.2 of the Plan, this amendment to the Plan (the "Fifth Amendment") was authorized by a resolution of the Compensation Committee of the Board of Directors of the Company on, and is effective as of, April 30, 1998, subject to stockholder approval. This Fifth Amendment, together with the Plan, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, constitutes the entire Plan as amended to date.

    1. Section 1.2 of the Plan is hereby amended and restated in its entirety as follows:

          "Award Limit" shall mean 500,000 shares of Common Stock.

    2. The first sentence of Section 2.1(b) of the Plan is hereby amended to read as follows:

          The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit.

    3. Section 3.4(d) is hereby amended and restated in its entirety as follows:

     (d) Subject to the Award Limit and the Ownership Limit, when a person is initially elected to the Board and is then an Independent Director, each such new Independent Director automatically shall be granted an Option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 9.3) on the date of his or her election to the Board. During the term of the Plan, each then current Independent Director shall automatically be granted, on January 1 of each year, an Option to purchase 2,500 shares of Common Stock (subject to adjustment as provided in Section 9.3). On August 14, 1995 each then current Independent Director shall automatically be granted an Option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 9.3). Members of the Board who are Company Employees who subsequently retire from the Company and remain on the Board will not receive an initial Option grant pursuant to the first sentence of this Section 3.4(d), but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Options as described in the second sentence of this
          Section 3.4(d) and, if such a member is an Independent Director on August 14, 1995, will receive on such date Options as described in the third sentence of this Section 3.4(d). All the foregoing Option grants authorized by this Section 3.4(d) are subject to stockholder approval of the Plan and to the Ownership Limit and the Award Limit.

          Executed at Manhattan Beach, California, this 30th day of April 1998.

                                    By /s/ Edward D. Fox
                                       ______________________________
                                         President

                                    By /s/ Steven M. Jaffe
                                       ______________________________
                                         Secretary

--------------------------------------------------------------------------------
P R O X Y

                       ALEXANDER HAAGEN PROPERTIES, INC.

                 Annual Meeting of Stockholders--June 25, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Alexander Haagen Properties, Inc. does hereby nominate, constitute and appoint Stuart Gulland and Steven M. Jaffe, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on March 31, 1998 at the Annual Meeting of Stockholders to be held at The Marriott Manhattan Beach, Palm Room, 1400 Parkview Avenue, Manhattan Beach, California, on June 25, 1998 or at any adjournment thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                                SEE REVERSE SIDE
--------------------------------------------------------------------------------

[X] Please mark votes as in this example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S SIX NOMINEES AS DIRECTORS.

1.  Election of Directors:

NOMINEES:  R. Bruce Andrews, Robert T. Barnum, Edward D. Fox,
           Stuart J.S. Gulland, Anthony E. Meyer and Arthur P. Solomon

    FOR    WITHHELD
    [_]      [_]

[_] ___________________________________
For all nominees except as noted above

2. Amendment of the Articles of Amendment and Restatement of the Company to Change the name of the Company to "Center Trust Retail Properties, Inc."

    FOR    AGAINST   ABSTAIN
    [_]      [_]       [_]

3. Amendment of the Articles of Amendment and Restatement of the Company to increase the number of authorized shares of common stock to 100,000,000 and the number of authorized shares of excess stock to 50,000,000.

    FOR    AGAINST   ABSTAIN
    [_]      [_]       [_]

4. Amendment of the Articles of Amendment and Restatement of the Company to increase the number of authorized shares of preferred stock to 10,000,000.

    FOR    AGAINST   ABSTAIN
    [_]      [_]       [_]

5. Amendment of the Amended and Restated 1993 Stock Option and Incentive Plan, as amended (the "Restated Plan"), to increase the maximum number of shares which may be subject to options granted under the Restated Plan to any individual to 500,000 shares in any calendar year; increase the number of shares subject to options granted under the Restated Plan to Independent Directors upon their initial election to the Company's Board of Directors to 5,000 shares; and increase the number of shares subject to options granted under the Restated Plan to Independent Directors on January 1 of each year to 2,500 shares;

    FOR    AGAINST   ABSTAIN
    [_]      [_]       [_]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



Mark here for address change and note below [_]

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated May 26, 1998 and the Proxy Statement furnished therewith.

NOTE: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature: _____________________________   Date: ____________________

Signature: _____________________________   Date: ____________________

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.